UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2021

CBTX, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20-8339782
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CBTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2021, CBTX, Inc., a Texas corporation (“CBTX”), and Allegiance Bancshares, Inc., a Texas corporation (“Allegiance”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Allegiance and CBTX have agreed to effect a merger-of-equals transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Allegiance will merge with and into CBTX (the “Merger”), with CBTX as the surviving entity in the Merger. Immediately following the Merger, Allegiance Bank, a Texas state-charted bank and a wholly-owned subsidiary of Allegiance (“Allegiance Bank”), and CommunityBank of Texas, N.A., a national banking association and a wholly-owned subsidiary of CBTX (“CommunityBank of Texas”) will merge with and into Allegiance Bank (the “Bank Merger”), with Allegiance Bank as the surviving bank in the Bank Merger. The Merger Agreement was approved by the board of directors of each of Allegiance and CBTX.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Allegiance (“Allegiance Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Allegiance or CBTX, will be converted into the right to receive the merger consideration of 1.4184 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of CBTX (“CBTX Common Stock”). Holders of Allegiance Common Stock will receive cash in lieu of fractional shares.

At the Effective Time, each option to purchase shares of Allegiance Common Stock will vest and be converted into an option to purchase a number of shares of CBTX Common Stock equal to the product of (1) the total number of shares of Allegiance Common Stock subject to such option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each such converted option will have an exercise price per share of CBTX Common Stock (rounded up to the nearest whole cent) equal to (a) the per share exercise price for the shares of Allegiance Common Stock subject to such option immediately prior to the Effective Time divided by (b) the Exchange Ratio.

At the Effective Time, (1) generally each unvested performance unit award in respect of shares of Allegiance Common Stock will vest to the extent applicable performance goals have been achieved on a pro rata basis as of the Effective Time and be converted into the right to receive the merger consideration in respect of the applicable number of shares of Allegiance Common Stock, except that each unvested performance unit award granted less than one year prior to the closing date of the Merger will be forfeited, and (2) each other outstanding Allegiance restricted stock award under Allegiance’s equity compensation plans will vest and be converted into the right to receive the merger consideration. At the Effective Time, generally each outstanding CBTX equity award under CBTX’s equity compensation plans will vest.

Certain Governance Matters

The Merger Agreement also provides, among other things, that effective as of the Effective Time, Steven F. Retzloff, the current Chief Executive Officer of Allegiance, will serve as the Executive Chairman of the board of directors of the surviving entity, and Robert R. Franklin, Jr., the current Chairman, President and Chief Executive Officer of CBTX, will serve as the Chief Executive Officer of the surviving entity. Within 180 days following the Effective Time, the surviving entity’s board of directors will select an independent director from among the Board of Directors to serve as the lead independent director of the board of directors of the surviving entity. In addition, the Merger Agreement provides that Ramon A. Vitulli, III will be appointed to serve as the Chief Executive Officer of the surviving bank in the Bank Merger.

The board of directors of the surviving entity will be comprised of 14 directors, of which seven will be former members of the board of directors of CBTX (one of whom, as of the Effective Time, will be Robert R. Franklin, Jr.) and of which seven will be former members of the Board of Directors of Allegiance (one of whom, as of the Effective Time, will be Steven F. Retzloff). Until the third anniversary of the closing of the Merger, the board of directors of the surviving entity will have the following four committees: (1) Audit Committee, (2) Compensation Committee, (3) Corporate Governance and Nominating Committee, and (4) Risk Committee. At the Effective Time and until the third anniversary of the closing of the Merger, the chairpersons of two of such committees will be designated from among the continuing CBTX directors (and their successors), and the chairpersons of the other two of such committees will be designated from among the continuing Allegiance directors (and their successors), and the membership of each of the foregoing committees will be, as practicably as possible, evenly split between continuing CBTX directors (and their successors) and continuing Allegiance directors (and their successors).

Effective as of the Effective Time, the bylaws of CBTX will be amended to reflect the foregoing and certain related governance matters. In connection with the completion of the Merger, CBTX’s certificate of formation will also be amended to increase the number of authorized shares of CBTX Common Stock from 90 million to 140 million.

In addition, the Merger Agreement provides that the corporate headquarters of the surviving entity will be located in Houston, Texas. CBTX and Allegiance will determine the names of the surviving entity and the surviving bank prior to the Effective Time.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both Allegiance and CBTX, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) its obligations to call a meeting of its shareholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, and (3) its non-solicitation obligations relating to alternative acquisition proposals. Allegiance and CBTX have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement by Allegiance’s shareholders, (2) approval of the Merger Agreement by CBTX’s shareholders, (3) authorization for listing on the NASDAQ Stock Market LLC of the shares of CBTX Common Stock to be issued in the Merger, (4) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Texas Department of Banking, (5) effectiveness of the registration statement on Form S-4 registering the CBTX Common Stock to be issued in the Merger, and (6) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement and (c) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, Allegiance’s obligation to complete the Merger is subject to the resolution of the investigation of CommunityBank of Texas’ BSA/AML Program by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCen”) and the payment or accrual by CommunityBank of Texas of any monetary penalties assessed by FinCen or the Office of the Comptroller of the Currency.

The Merger Agreement provides certain termination rights for both Allegiance and CBTX and further provides that a termination fee of $32.5 million will be payable by either Allegiance or CBTX, as applicable, upon termination of the Merger Agreement under certain circumstances. In addition, the Merger Agreement provides for reimbursement of up to $1.0 million of Allegiance’s expenses associated with the Merger payable by CBTX upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Allegiance or CBTX, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Allegiance, CBTX, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a joint proxy statement of Allegiance and CBTX and a prospectus of CBTX, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of Allegiance and CBTX makes with the Securities and Exchange Commission (“SEC”).

Voting Agreement and Director Support Agreements

Certain of the directors, executive officers and shareholders of Allegiance (holding approximately 5.5% of the outstanding Allegiance Common Stock) and certain directors, executive officers and shareholders of CBTX (holding approximately 20.9% of the outstanding CBTX Common Stock) have executed a voting agreement (the “Voting Agreement”) in which they have agreed to vote their shares of Allegiance Common Stock and CBTX Common Stock, respectively, in favor of approval of the Merger Agreement.

In connection with the Merger Agreement, certain directors of Allegiance and CBTX have entered into Director Support Agreements with their respective company (the “Director Support Agreements”) pursuant to which they have agreed to support the transaction and to certain additional restrictive covenants.

The foregoing descriptions of the Voting Agreement and the Director Support Agreements do not purport to be complete and are qualified in their entirety by reference to the form of the Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein, and the form of the Director Support Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated November 5, 2021, by and between CBTX, Inc. and Allegiance Bancshares, Inc.*

10.1	Form of Voting Agreement

10.2	Form of Director Support Agreement

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Forward-Looking Statements

Certain statements in this communication which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements about the benefits of the proposed merger of Allegiance and CBTX, including future financial and operating results (including the anticipated impact of the transaction on Allegiance’s and CBTX’s respective earnings and book value), statements related to the expected timing of the completion of the merger, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Allegiance or CBTX to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to the parties’ businesses as a result of the announcement and pendency of the merger; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (4) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (5) the failure to obtain the necessary approvals by the shareholders of Allegiance or CBTX; (6) the amount of the costs, fees, expenses and charges related to the merger; (7) the ability by each of Allegiance and CBTX to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (8) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger; (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger; (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) the dilution caused by CBTX’s issuance of additional shares of its common stock in the merger; (12) general competitive, economic, political and market conditions; (13) the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, of CBTX or the ability of CBTX to obtain required regulatory approvals; (14) the possible results and amount of civil money penalties related to such FinCEN investigation and CBTX’s BSA/AML program; and (15) other factors that may affect future results of CBTX and Allegiance including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Office of the Comptroller of the Currency and legislative and regulatory actions and reforms.

Additional factors which could affect future results of Allegiance and CBTX can be found in Allegiance’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the Current Reports on Form 8-K, and CBTX’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov.

Allegiance and CBTX disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Information about the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, CBTX intends to file a registration statement on Form S-4 with the SEC to register the shares of CBTX common stock that will be issued to Allegiance shareholders in connection with the merger. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger, which will be sent to the shareholders of CBTX and Allegiance seeking their approval of the proposed merger.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLEGIANCE, CBTX AND THE PROPOSED MERGER.

Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC by Allegiance or CBTX through the website maintained by the SEC at https://www.sec.gov. Documents filed with the SEC by CBTX will be available free of charge by accessing the CBTX’s website at www.communitybankoftx.com under the heading “Investor Relations” or, alternatively, by directing a request by mail or telephone to CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Investor Relations, (713) 210-7600, and documents filed with the SEC by Allegiance will be available free of charge by accessing Allegiance’s website at www.allegiancebank.com under the heading “Investor Relations” or, alternatively, by directing a request by mail or telephone to Allegiance Bancshares, Inc., 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, (281) 894-3200.

Participants in the Solicitation

CBTX, Allegiance and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CBTX and Allegiance in connection with the proposed merger. Certain information regarding the interests of these participants and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Additional information about the directors and executive officers of CBTX and their ownership of CBTX’s common stock is set forth in CBTX’s proxy statement for its annual meeting of shareholders, filed with the SEC on April 14, 2021. Additional information about the directors and executive officers of Allegiance and their ownership of Allegiance’s common stock is set forth in Allegiance’s proxy statement for its annual meeting of shareholders, filed with the SEC on March 10, 2021. These documents can be obtained free of charge from the sources described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBTX, INC.

Date: November 12, 2021	By:	/s/ Robert T. Pigott, Jr.
Robert T. Pigott, Jr.
Senior Executive Vice President and Chief Financial Officer